                                                                     Exhibit 1.2

                                  $
                                   ---,---,---

                                   TRUST 200  -
                           --------         -- ---
                   Auto Receivable Asset-Backed Certificates, Class A
            -------

                    Auto Receivable Asset Back Certificates, Class B
            -------
                        POOLED AUTO SECURITIES SHELF LLC

                                    Depositor

                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------


                                                                ______ __, 200_

First Union Securities, Inc.
One First Union Center
301 South College Street
Charlotte, North Carolina  28288-0610


Dear Sirs:

         Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Depositor"), proposes, from time to time, to form one or more special purpose entities (each, a "Trust") which will issue up to $___________ aggregate principal amount of securities entitled "_____ Auto Receivable Asset Backed Certificates, Class A" (the "Class A Certificates") and "_____ Auto Receivable Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") under the terms and conditions contained herein. The Certificates will represent fractional undivided interests in the Trust.

         The property of each Trust may consist primarily of, among other things, (i) a pool of fixed rate simple interest motor vehicle installment loans (the "Loans") for the purchase of new and used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles financed thereby (the "Financed Vehicles"), (ii) certain monies due under the Loans,
(iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, (v) certain rights under the Receivables Purchase Agreement, dated as of _______, 200_ (the "Receivables Purchase Agreement"), between a third party seller (the "Sponsor"), as seller, and the Depositor, as purchaser
(v) all proceeds of the foregoing. The Loans and other Trust property will be sold to the Trust by the Depositor. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of ______, 200_ (the "Pooling and Servicing Agreement") among the Depositor, the Sponsor, as servicer (in such capacity, the "Servicer") and __________, as trustee (the "Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

         The offering of Certificates will be made through First Union Securites, Inc. ("First Union") and other underwriters (collectively, the "Underwriters") for whom First Union is acting as representative (the "Representative").

         The Trust Agreement, Pooling and Servicing Agreement, the Receivables Purchase Agreement and the spread account agreement, if any, (the "Spread Account Agreement"), among the Trust and the Trustee are referred to herein collectively as the "Basic Documents."

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-36692) covering the registration of the Certificates under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement, as amended at the date hereof, has become effective and the offering thereof from time to time in accordance with Rule 415 under rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"). Such registration statement, as amended, and the prospectus and the related prospectus supplement that the Depositor has filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations relating to the sale of the Certificates offered thereby constituting a part thereof, as from time to time amended or supplemented, including all documents incorporated therein by reference, are respectively referred to as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus prepared pursuant to
Section 3(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Certificates to which it relates. Any information included in the prospectus that is omitted from such registration statement at the time it becomes effective but that is deemed to be part of such registration statement at the time it becomes effective pursuant to paragraph (a) of Rule 430A of the Securities Act Regulations is referred to as the "Rule 430A Information". Any preliminary prospectus used in connection with the Certificates prior to the execution and delivery of the Terms Agreement, is herein called a "preliminary prospectus". For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         Section 1. REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR. The Depositor represents and warrants to the Underwriters as of the date hereof and as of the Closing Time, and agrees with the Underwriters, as follows:

         (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Depositor meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act, has been filed with the Commission. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         At the respective times the Registration Statement and any post-effective amendments thereto became effective and at Closing Time, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Sponsor in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus.

         Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Certificates will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty is made as to documents deemed to be incorporated by reference in the Registration Statement as the result of filing any Additional Materials 8-K (as defined in Section 3(l)) at the request of the Underwriters except to the extent such documents accurately reflect or are accurately based upon information furnished by or on behalf of the Depositor to the Underwriters for the purpose of preparing such documents.

         (iii) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, whether or not arising in the ordinary course of business (a "Material Adverse Change"),
    (B) there have been no transactions entered into by the Depositor, other than those in the ordinary course of business, which are material with respect to such entity and (C) there has been no material adverse change in the Financial Statements.

         (iv) DUE ORGANIZATION OF THE DEPOSITOR. The Depositor has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C.Section 18-101, et seq.) (the "LLC Act") with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and to perform its obligations under this Agreement, each Basic Document to which it is a party and the Securities; and the Depositor is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change or have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.

         (v) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Depositor.

         (vi) AUTHORIZATION OF BASIC DOCUMENTS. As of the Closing Time, each of the Basic Documents to which the Depositor is a party has been, or will have been, duly authorized, executed and delivered by such entity, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Depositor, enforceable against such entity in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (vii) ISSUANCE OF THE CERTIFICATES. The Certificates have been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

         (viii) DESCRIPTION OF THE CERTIFICATES AND BASIC DOCUMENTS. The Certificates and each of the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement and the Prospectus.

         (ix) ABSENCE OF DEFAULTS AND CONFLICTS. The Depositor is not in violation of its organizational or charter documents or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject (collectively, "Agreements and Instruments"), except for defaults that would not result in a Material Adverse Change and would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party; and the execution, delivery and performance by the Depositor of this Agreement, each Basic Document to which it is a party, the consummation of the transactions contemplated herein and therein, in the Registration Statement or in the Prospectus and compliance with its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate or limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") upon any of its property or assets pursuant to the Agreements and Instruments except for Liens permitted by the Basic Documents and conflicts, breaches or defaults that, individually or in the aggregate, will not result in a Material Adverse Change and would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party, nor will such action result in any violation of the provisions of its charter or organizational documents or bylaws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Depositor.

         (x) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened, against or affecting the Depositor which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably to expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated by this Agreement or any Basic Document to which it is a party or the performance of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

         (xi) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

         (xii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance or the offering and sale of the Certificates, (B) the execution, delivery and performance by the Depositor of this Agreement or any Basic Document to which it is a party or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

         (xiii) POSSESSION OF LICENSES AND PERMITS. The Depositor possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Depositor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Change or would render a material portion of the Loans unenforceable; and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change, would have a material adverse effect on its ability to perform its obligations under each Basic Document to which it is a party or would render a material portion of the Loans unenforceable.

         (xiv) TITLE TO LOANS; PAYMENT OF FEES. As of the Closing Time, the Trust will have good and marketable title to, and will be the sole owner of each Loan free and clear of Liens other than the Lien in the Pooling and Servicing Agreement; all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the execution and delivery of the Loans, including any amendments thereto and assignments and/or endorsements thereof, have been paid by the Depositor or the Sponsor.

         (xv) INVESTMENT COMPANY ACT. The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

         (xvi) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Depositor in each Basic Document to which it is a party are true and correct in all material respects and are hereby restated for the benefit of the Underwriters and incorporated by reference herein with the same effect as if set forth in full herein.

         (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Depositor or any of its respective Affiliates (as defined below) and delivered at the Closing Time to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Depositor or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby. When used in this Agreement, the term "Affiliate" or "Affiliates" shall have the meaning assigned by Rule 501(b) under the Securities Act Regulations.

         Section 2. SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

         (a) PURCHASE OF THE CERTIFICATES. The several commitments of the Underwriters to purchase the Certificates shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for the Certificates shall be made at the offices of ___________________, or at such other place as shall be agreed upon by the Representative and the Depositor, at 10:00 A.M. (New York time) on ________, 200_ (the "Closing Date"), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Depositor (such date and time of payment and delivery being called the "Closing Time).

         The Certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. The Certificates shall be made available for examination by the Representative in The City of New York not later than 10:00 A.M. (New York time) on the business day prior to the Closing Time.

         Delivery of the Certificates shall be made against payment of the purchase price by wire transfer of immediately available funds to a bank account designated by the Depositor.

         Section 3. COVENANTS OF THE DEPOSITOR. The Depositor covenants with each Underwriter as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Depositor, subject to Section 3(b), will comply with the requirements of Rule 430A of the Securities Act Regulations, if and as applicable, and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Certificates for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Depositor will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.

         (b) FILING OF AMENDMENTS. The Depositor will give the Representative notice of its intention to file or prepare (i) any amendment to the Registration Statement, (ii) any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise or (iii) any Computational Materials, ABS Term Sheets or Collateral Term Sheets (each as defined in Section 6), will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

         (c) DELIVERY OF REGISTRATION STATEMENTS. The Depositor has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) DELIVERY OF PROSPECTUSES. The Depositor will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Depositor will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Certificates as contemplated in this Agreement and the Basic Documents and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Certificates, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Depositor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) BLUE SKY QUALIFICATIONS. The Depositor will use its best efforts, in cooperation with the Underwriters, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Certificates have been so qualified, the Depositor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Certificates for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

         (g) EARNINGS STATEMENT. The Depositor will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security-holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

         (h) USE OF PROCEEDS. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Certificates in the manner specified in the Prospectus under "Use of Proceeds."

         (i) REPORTS, STATEMENTS AND CERTIFICATES. So long as any Certificates are outstanding, the Depositor shall deliver or cause to be delivered to the Underwriters associated therewith, as soon as copies become available, copies of
(i) the monthly servicing report, (ii) the annual statements of compliance, annual independent certified public accountants' reports and annual opinions of counsel furnished to the pursuant to the Pooling and Servicing Agreement, as soon as such statements, reports and opinions are furnished to the Trustee and
(iii) such other information concerning the Depositor, the Trust or the Certificates as the Underwriters may reasonably request from time to time.

         (j) REPORTING REQUIREMENTS. The Depositor, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

         (k) COMPUTATIONAL MATERIALS. The Depositor will file with the Commission a current report on Form 8-K (an "Additional Materials 8-K") setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets provided to the Depositor by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as defined in Section 6).

         (l) CORRECTED ITEMS. In the event that an Underwriter must prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to Section 6(d), the Depositor shall file any corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets no later than two Business Days following receipt thereof.

         Section 4. PAYMENT OF EXPENSES.

         (a) EXPENSES. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement, the preliminary prospectus, the Prospectus and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, any agreement among the Underwriters, each Basic Document and such other documents as may be required in connection with the issuance, offering, purchase, sale or delivery of the Certificates, (iii) the preparation, issuance and delivery of the certificates for the Certificates to the Underwriters, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor and any of its Affiliates in connection with the transactions contemplated by this Agreement, (v) the qualification of the Certificates under state securities laws in accordance with the provisions of
Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and any amendments on supplements thereto, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement, and (viii) any fees payable to Moody's Investors Service, Inc. ("Moody's"), Fitch, The International Rating Agency ("Fitch") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's, and together with Moody's and Fitch, the "Rating Agencies") in connection with the rating of the Certificates.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10(a), the Depositor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Depositor contained in Section 1 or in certificates of any officer of the Depositor or any of its Affiliates delivered pursuant to the provisions hereof, to the performance by the Depositor of its covenants and other obligations hereunder and to the following additional conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Certificates, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) ACCOUNTANTS' COMFORT LETTER. At the Closing Time, the Underwriters, the Depositor shall have received from __________ (i) a letter or letters dated as of the Closing Time, in form and substance as previously agreed to by the Underwriters and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements of the Depositor, including the related schedules and notes (collectively, the "Financial Statements") and certain financial, statistical and other information contained in the Prospectus and (ii) a letter dated the date of the Computational Materials, ABS Term Sheets or Collateral Term Sheets, in form and substance as previously agreed to by the Representative and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Representative, as a result of which they have determined that the information included in the Computational Materials, ABS Term Sheets or Collateral Term Sheets (if any), provided by the Underwriters to the Depositor for filing on an Additional Materials 8-K, is accurate.

         (c) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change with respect to the Depositor, whether or not arising in the ordinary course of business, and the Underwriters shall have received certificates of authorized officers of the Depositor, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in
Section 1 are true and correct with the same force and effect as though expressly made at and as of such Closing Time and (iii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

         (d) OPINION OF COUNSEL FOR THE DEPOSITOR. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of the ________, counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

         (i) The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each of the Basic Documents to which it is a party, and is duly qualified and in good standing as a foreign limited liability company in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified and in good standing would not result in a Material Adverse Change or a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.

         (ii) The Depositor is duly qualified to transact business in Delaware and North Carolina.

         (iii) This Agreement has been duly authorized, executed and delivered by the Depositor.

         (iv) The Depositor has duly authorized, executed and delivered each Basic Document to which it is a party, and assuming due authorization, execution and delivery by the other parties thereto, each such Basic Document constitutes a valid and binding agreement, enforceable against the Depositor, in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (v) The Depositor has duly authorized the direction to the Trustee to execute the Certificates and, when the Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         (vi) The Depositor has duly authorized the direction to the Trustee to authenticate the Certificates and, when the Certificates have been duly executed and delivered by the Trustee, authenticated by the Trustee in accordance with the Pooling and Servicing Agreement, and delivered and paid for pursuant to this Agreement, the Certificates will constitute legal, valid and binding obligations of the Trust (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor's rights generally from time to time in effect) and will be entitled to the benefits of the Pooling and Servicing Agreement;

         (vii) The Certificates and the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement and the Prospectus.

         (viii) Depositor is not an "investment company" nor is it controlled by an "investment company", as such terms are defined in the 1940 Act.

         (ix) To such counsel's knowledge, the Depositor possesses such Governmental Licenses necessary to conduct the business now operated by it, and is in all material respects complying therewith, and it has not received any notice of proceedings relating to the revocation or modification of any such Governmental License that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change, would have a material adverse effect on the ability to perform its obligations under the Basic Documents to which it is a party or would render any of the Loans unenforceable.

         (x) The Depositor is not in violation of its organizational or charter documents or by-laws and, to the best of such counsel's knowledge, no default by the Depositor exists in the due performance or observance of any obligation, agreement, covenant or condition contained in its Agreements and Instruments, except for defaults that would not result in a Material Adverse Change or would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.

         (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other person (other than those which have already been made, obtained or rendered under the Securities Act, the Securities Act Regulations, the 1939 Act, the 1939 Act Regulations or as may be required under the securities or blue sky laws of the various states) is necessary or required by the Depositor in connection with the authorization, execution, delivery and performance of this Agreement or the Basic Documents to which it is a party or for the issuance, offering, sale or delivery of the Certificates.

         (xii) The execution, delivery and performance by the Depositor of this Agreement, the Basic Documents to which it is a party and the Certificates and the consummation of the transactions contemplated in this Agreement, the Basic Documents, the Registration Statement and in the Prospectus and compliance with its obligations hereunder or thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any Lien upon any property or assets of the Depositor pursuant to any Agreement or Instrument to which the Depositor (except for Liens permitted by the Basic Documents) is a party or by which it may be bound, or to which any of the property or assets of the Depositor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Change or would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party), nor will such action result in any violation of the provisions of the charter or by-laws of the Depositor, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or properties, assets or operations.

         (xiii) To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Depositor is a party or to which any of their respective properties or assets is subject, before or brought by any court or governmental agency or body, (i) asserting the invalidity of this Agreement, any Basic Document or any Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Basic Document or (iii) that would, if determined adversely to the Depositor, result in a Material Adverse Change or would materially and adversely affect the performance by the Depositor of its respective obligations under any Basic Document to which it is a party or the Certificates.

         (xiv) The statements in the Prospectus under the captions "Summary of the Terms of the Securities", "Risk Factors", "Description of the Certificates", "Description of the Receivables Transfer and Servicing Agreements", "Some Important Legal Issues Relating to the Receivables" and "ERISA Considerations", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law or the laws of the States of Delaware or New York have been reviewed by such counsel and provide a fair summary in all material respects.

         (xv) To the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (xvi) The Registration Statement has been declared effective under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

         (xvii) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

         (xviii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which no opinion need be expressed), when they were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act , as applicable, and the rules and regulations of the Commission thereunder.

         (xix) Nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be expressed), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be expressed), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (xx) All descriptions in the Registration Statement of the Basic Documents or other contracts or documents filed as exhibits to the Registration Statement to which the Depositor or any of its Affiliates is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (xxi) Assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no qualification of the Pooling and Servicing Agreement under the Trust Indenture Act is necessary.

         (e) OPINION OF COUNSEL FOR THE SPONSOR. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of the ________, counsel for the Sponsor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

         (i) The Sponsor is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and which requires such qualification.

         (ii) The Sponsor has no subsidiaries in any form, whether wholly owned or other than wholly owned, direct or indirect, other than [__________________].

         (iii) The Sponsor is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and this Agreement become, an "investment company" or a company "controlled by" an "investment company", as such terms are defined in the 1940 Act.

         (iv) The Sponsor has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and the Sponsor is in all material respects complying therewith; and the Sponsor is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on the Sponsor.

         (v) None of the execution and delivery of the Sale and Servicing Agreement or the Receivables Purchase Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Sponsor or the terms of any indenture or other agreement or instrument known to such counsel and to which the Sponsor is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to the Sponsor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Sponsor.

         (vi) Such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (exclusive of any financial, numerical and statistical information contained therein or omitted therefrom, as to which such counsel may make no statement), at the date thereof or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (vii) The Sponsor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of [Sponsor], with full corporate power and authority to own its properties and conduct its business as described in the Prospectus.

         (viii) The Pooling and Servicing Agreement and the Receivables Purchase Agreement have been duly authorized, executed and delivered by the Sponsor and constitute legal, valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect).

         (ix) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in any Basic Document to which the Sponsor is a party, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Underwriters, the filing of the UCC-3 partial release statements relating to the release of the existing liens of the Sponsor's secured lenders on the Loans and the other Trust property, the filing of the UCC-1 financing statements relating to the conveyance of the Loans and the other Trust property by the Sponsor to the Depositor pursuant to the Receivables Purchase Agreement and of the Loans and the other Trust property by the Depositor to the Trust and of the Loans and the other Trust property by the Trust to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement, and such other approvals (which shall be specified in such opinion) as have been obtained and such filings as have been made or are in the process of being made.

         (x) None of the execution and delivery of this Agreement, the Pooling and Servicing Agreement or the Receivables Purchase Agreement, the consummation of any of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, the charter or bylaws of the Sponsor.

         (xi) The provisions of the Receivables Purchase Agreement are effective to transfer to the Depositor all right, title and interest of the Sponsor in and to the Loans, and upon filing of the UCC-3 partial release statements with respect to the interests of the Sponsor's secured lenders in the Loans, the Loans and, to the knowledge of such counsel, the other Trust property will be owned by the Depositor free and clear of any Lien except for the Lien of the Pooling and Servicing Agreement.

         (xii) The provisions of the Pooling and Servicing Agreement are effective to transfer to the Trust all right, title and interest of the Depositor in and to the Trust property, and upon filing of the UCC-3 partial release statements with respect to the interests of the Sponsor's secured lenders in the Trust property, the Loans and, to the knowledge of such counsel, the other Trust property will be owned by the Trust free and clear of any Lien except for the Lien of the Pooling and Servicing Agreement.

         (xiii) The provisions of the Pooling and Servicing Agreement are effective to create, in favor of the Trustee for the benefit of the Certificateholders as security for the Trust's obligations under the Certificates, a valid security interest in the Loans and that portion of the other Trust property that is subject to Article 9 of the [________] Uniform Commercial Code (the "UCC Collateral").

         (xiv) The UCC-1 financing statements naming (A) the Sponsor as seller and the Depositor as purchaser, (B) the Depositor as seller and the Trust as purchaser and (C) the Trust as debtor and the Trustee, as secured party are in appropriate form for filing with the Secretary of State of the State of [Sponsor] and the County [Sponsor], the interest of the Trustee in the Loans and the proceeds thereof, and, to the extent that the filing of a financing statement is effective to perfect an interest in the other Trust property under Article 9 of the [Sponsor] Uniform Commercial Code, the other Trust property, will be perfected upon the filing of such financing statements in such filing offices; and upon the filing of the UCC-3 partial release statements with respect to the interests of Sponsor's secured lenders in such filing offices, no other interest of any other purchaser from or creditor of the Sponsor or the Trust is of equal or prior to the interest of the Trustee in the Loans and such other Trust property.

         (f) OPINION OF SPECIAL DELAWARE COUNSEL FOR THE DEPOSITOR. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of __________, special Delaware counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

         (i) The Depositor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

         (ii) Under the LLC Act and its related formation documents, the Depositor has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under, its formation documents and the Basic Documents to which it is a party.

         (iii) Under the LLC Act and its related formation documents, the execution and delivery by the Depositor of its formation documents and the Basic Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Depositor.

         (iv) Except for the timely filing in the future of continuation statements with respect to the financing statements, no other filing is required in the State of Delaware in order to make effective the lien of the Pooling and Servicing Agreement. Insofar as the Delaware Uniform Commercial Code, 6 Del. C. Section 9-101 et seq. (the "Delaware UCC"), applies (without regard to conflict of laws principles) and, assuming that the security interests in that portion of the trust estate that consists of general intangibles, accounts or chattel paper, as defined under the Delaware UCC, have been duly created and have attached, the Trustee has a perfected security interest in such general intangibles, accounts or chattel paper and, assuming that the Delaware UCC search accurately lists all the financing statements filed naming the Trust as debtor and describing any portion of the trust estate consisting of such general intangibles, accounts or chattel paper, the security interest of the Trustee will be prior to the security interest of all other creditors, and excluding purchase money security interests under Section 9-312(4) of the Delaware UCC, and temporarily perfected security interests pursuant to Section 9-306(3) of the Delaware UCC (as to the priority of temporarily unrecorded security interests in proceeds), subject to customary and usual exceptions.

         (v) No creditor of the Depositor or any Certificateholder shall have any right to obtain possession or, or otherwise legal or equitable remedies with respect to, the property of the Trust.

         (vi) Assuming that the Pooling and Servicing Agreement conveys good title to the Trust Property referred to therein to the Trust as a true sale and not as a security arrangement, the Trust rather than the Depositor is the owner of the Trust Property.

         (vii) The Trust Agreement is a legal, valid and binding agreement of the parties thereto, enforceable against such parties, in accordance with its terms.

         (g) OPINION OF SPECIAL COUNSEL TO THE DEPOSITOR. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of __________, special __________ counsel to the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that (i) the blank forms of Loans reviewed by such counsel comply, or complied when in use, in all respects with all applicable disclosure requirements under the Federal Consumer Protection Act, 15 U.S.C. Section 1601 et. seq., and Regulation Z issued pursuant thereto, as interpreted in the Official Staff Commentary, and applicable disclosure laws and (ii) upon consummation of the transactions contemplated by the Basic Documents, the Trust had a perfected security interest in the Financial Vehicles financed under Loans originated in _________.

         (h) OPINION OF SPECIAL BANKRUPTCY COUNSEL TO THE DEPOSITOR. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of ________________, special bankruptcy counsel to the Depositor, in form and substance satisfactory to counsel for the Underwriters, with respect to certain bankruptcy matters.

         (i) OPINION OF SPECIAL TAX COUNSEL TO THE DEPOSITOR. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of ___________, special tax counsel to the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that for federal income tax purposes, the Trust will be treated as a grantor trust and will not be treated as an association (or publicly traded partnership) taxable as a corporation.

         (j) OPINION OF COUNSEL FOR TRUSTEE. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of __________, counsel to the Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

         (i) The Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of ___________.

         (ii) The Trustee, at the time of its execution and delivery of the Pooling and Servicing Agreement, had full power and authority to execute and deliver the Pooling and Servicing Agreement and has full power and authority to perform its obligations thereunder.

         (iii) The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or by general principles of equity.

         (iv) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

         (v) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement.

         (vi) The Certificates have been duly authenticated and delivered by the Trustee in accordance with the terms of the Pooling and Servicing Agreement.

         (k) OPINION OF COUNSEL FOR THE UNDERWRITERS. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.

         (l) RELIANCE LETTERS. Counsel to each of the Depositor and the Sponsor shall provide reliance letters to the Underwriters relating to each legal opinion relating to the transaction contemplated hereby or in the Terms Agreement rendered to either Trustee or either Rating Agency.

         (m) MAINTENANCE OF RATING. At the Closing Time, the Class __ A Certificates shall be rated "____" by Moody's, "____" by Fitch and "____" by Standard and Poor's and the Class B Certificates shall be rated "____" by Moody's, "____" by Fitch and "____" by Standard and Poor's, and the Depositor shall have delivered to the Underwriters a letter dated the Closing Time from each Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Certificates have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Certificates or any other securities of the Depositor, the Sponsor or any of their respective Affiliates by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Certificates or any other securities of the Depositor, the Sponsor or any of their respective Affiliates.

         (n) ADDITIONAL RATING AGENCY REQUIREMENTS. The Depositor will, to the extent, if any, that the ratings provided with respect to the Certificates by a Rating Agency are conditioned upon the furnishing or the taking of any other actions by the Depositor or the Sponsor, furnish such documents and take all such other actions.

         (o) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Certificates as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor in connection with the foregoing shall be satisfactory in form and substance to counsel for the Underwriters.

         Section 6. INVESTOR INFORMATION. Each Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets in connection with an offering of the Certificates, subject to the following conditions:

         (a) Such Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

         (b) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

         (c) Each Underwriter shall provide to the Depositor any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors no later than the Business Day preceding the date such Computational Materials, ABS Term Sheets or

Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

         (d) In the event that the Depositor or any Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter that prepared such material shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver it to the Depositor for filing pursuant to Section 3(l).

         Section 7. INDEMNIFICATION.

         (a) INDEMNIFICATION OF UNDERWRITERS. The Depositor agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter;

         (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d)) any such settlement is effected with the written consent of the Depositor and the Sponsor; and

         (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

    provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (a) written information furnished to the Depositor by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (b) in the case of Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter, Derived Information (as defined below) provided by any Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Depositor-Provided Information (as defined below) used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets.

         (b) INDEMNIFICATION OF THE DEPOSITOR. The Underwriters severally agree to indemnify and hold harmless the Depositor and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1993 Act or
Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made (i) in the Prospectus (or any amendment thereto), or any preliminary prospectus or the Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by any Underwriter to the extent that such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by such Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Depositor-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets. The Underwriters respective obligations to indemnify pursuant to this Section are several in proportion to the principal amount of Certificates set forth opposite their respective names in Schedule A and not joint.

         For purposes of this Agreement, as to each Underwriter, "Derived Information" means such portion, if any, of the information delivered to the Depositor by such Underwriter pursuant to Section 6 for filing with the Commission on an Additional Materials 8-K and:

         (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and

         (ii) does not constitute Depositor-Provided Information.

         "Depositor-Provided Information" means any computer tape (or other information) furnished to any Underwriter by or on behalf of the Depositor concerning the assets of the Depositor and used in preparing Computational Materials, ABS Term Sheets or Collateral Term Sheets.

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Depositor or the Sponsor, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         Section 8. CONTRIBUTION. If the indemnification provided for in
Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other hand from the offering of the Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Certificates pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Certificates pursuant to this Agreement (before deducting expenses) received by the Depositor and the total underwriting discount and commission received by the Underwriters, bear to the aggregate initial offering price of the Certificates. The relative fault of the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount or commission allocable to the Certificates underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriters, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange

Act shall have the same rights to contribution as the Depositor. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Certificates set forth opposite their respective names in Schedule A and not joint. The obligations of the Depositor are in addition to any other liability it may otherwise have.

         Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Depositor and its Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Depositor and its Affiliates, and shall survive delivery of the Certificates to the Underwriters.

         Section 10. TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Depositor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Certificates or to enforce contracts for the sale of the Certificates, (iii) if trading in any securities of the Depositor or any of its Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal, North Carolina or New York authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         Section 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Certificates which it or they are obligated to purchase (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Certificates to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations in Schedule A bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Certificates to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement either the Representative or the Depositor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 301 South College Street, One First Union Center, Charlotte, North Carolina 28288-0610, attention ____________; notices to the Depositor shall be directed to _________, attention ____________.

         Section 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Depositor and its respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Depositor and its respective successors and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal Underwriters any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Depositor and its respective successors, and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal Underwriters and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 15. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not effect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Depositor in accordance with its terms.


                                  POOLED AUTO SECURITIES SHELF LLC,
                                  as Depositor

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:


CONFIRMED AND ACCEPTED,
 as of the date first above written:

FIRST UNION SECURITIES, INC.

By:
   ---------------------------------
   Name:

       Title:

                                   SCHEDULE A


                                     Principal Amount of     Principal Amount Of
Name of Underwriter                  Class A Certificates    Class B Certificates
-------------------                  --------------------    --------------------
First Union Securities, Inc...         $                      $
                                        -------------          ------------
----------------------........

         Total................
                                       $                      $
                                        -------------          ------------
                                        -------------          ------------



                                      SA-1